Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200 | InvestorRelations@drhorton.com
April 22, 2015

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2015 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.0625 PER SHARE

Fiscal 2015 Second Quarter Highlights - as compared to the prior year quarter

•	Net sales orders increased 33% in value to $3.2 billion and 30% in homes to 11,135

•	Homes closed increased 38% in value to $2.3 billion and 33% in homes to 8,243

•	Sales order backlog increased 27% in value to $3.6 billion and 21% in homes to 12,177

•	Pre-tax income increased 14% to $230.1 million

•	Net income increased 13% to $147.9 million, or $0.40 per diluted share

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for its second fiscal quarter ended March 31, 2015 increased 13% to $147.9 million, or $0.40 per diluted share, from $131.0 million, or $0.38 per diluted share in the same quarter of fiscal 2014. Homebuilding revenue for the second quarter of fiscal 2015 increased 38% to $2.3 billion from $1.7 billion in the same quarter of fiscal 2014. Homes closed in the quarter increased 33% to 8,243 homes, compared to 6,194 homes in the prior year quarter.

For the six months ended March 31, 2015, net income increased 14% to $290.4 million, or $0.79 per diluted share, from $254.1 million, or $0.73 per diluted share in the same period of fiscal 2014. Homebuilding revenue for the six months ended March 31, 2015 increased 38% to $4.6 billion from $3.3 billion in the first six months of fiscal 2014. Homes closed in the six-month period increased 31% to 16,216, compared to 12,382 homes in the same period of fiscal 2014.

Net sales orders for the second quarter ended March 31, 2015 increased 30% to 11,135 homes and 33% in value to $3.2 billion, compared to 8,569 homes and $2.4 billion in the prior year quarter. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2015 was 20%. Net sales orders for the first six months of fiscal 2015 increased 32% to 18,505 homes from 14,023 homes in the first six months of fiscal 2014 and the value of net sales orders increased 35% to $5.3 billion from $3.9 billion.

The Company’s sales order backlog of homes under contract at March 31, 2015 increased 21% to 12,177 homes and 27% in value to $3.6 billion, compared to 10,059 homes and $2.8 billion at March 31, 2014.

The Company ended the quarter with $665.8 million of homebuilding unrestricted cash and net homebuilding debt to total capital of 34.7%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash divided by total equity plus homebuilding notes payable net of cash.

The Company has declared a quarterly cash dividend of $0.0625 per common share. The dividend is payable on May 27, 2015 to stockholders of record on May 15, 2015.

Donald R. Horton, Chairman of the Board, said, “The spring selling season at D.R. Horton is off to a strong start. In the second quarter, the value of our net sales orders, home sales revenue and sales order backlog increased year-over-year by 33%, 38% and 27%, respectively. Our sales increased by double-digit percentages in all three of our brands, reflecting strong performance in our core D.R. Horton communities and the expansion of our luxury brand, Emerald Homes, and our entry-level brand, Express Homes. Our increasingly diverse product offerings are enabling us to expand our industry-leading market share.

“We also delivered another solid quarter of profitability, highlighted by $230.1 million of pre-tax income, on $2.4 billion of revenues. With 12,177 homes in backlog at March 31, 2015 and a robust community count, finished lot supply and inventory of homes available for sale, we are well-positioned for the second half of the fiscal year. We remain intently focused on growing our revenues and profits at a double-digit pace, while generating improved returns and cash flows."

The Company will host a conference call today (Wednesday, April 22nd) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for thirteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 27 states across the United States and closed 32,504 homes in the twelve-month period ended March 31, 2015. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Express Homes and Emerald Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our increasingly diverse product offerings are enabling us to expand our industry-leading market share and that with 12,177 homes in backlog at March 31, 2015 and a robust community count, finished lot supply and inventory of homes available for sale, we are well-positioned for the second half of the fiscal year. The forward-looking statements also include that we remain intently focused on growing our revenues and profits at a double-digit pace, while generating improved returns and cash flows.

Factors that may cause the actual results to be materially different from the future results expressed by the forward looking statements include, but are not limited to: potential deterioration in homebuilding industry conditions or general economic conditions; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the impact of an inflationary, deflationary or higher interest rate environment; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies or acquisitions successfully; our ability to realize the full amount of our deferred income tax assets; the effects of the loss of key personnel; the effects of negative publicity; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2015	September 30, 2014
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$665.8	$632.5
Restricted cash	10.4	10.0
Inventories:
Construction in progress and finished homes	3,915.8	3,541.3
Residential land and lots — developed and under development	3,928.3	3,800.0
Land held for development	271.3	332.8
Land held for sale	21.5	26.4
	8,136.9	7,700.5
Deferred income taxes, net of valuation allowance of $30.9 million and $31.1 million at March 31, 2015 and September 30, 2014, respectively	547.7	565.0
Property and equipment, net	193.8	190.8
Other assets	442.4	441.1
Goodwill	94.8	94.8
	10,091.8	9,634.7
Financial Services:
Cash and cash equivalents	31.9	29.3
Mortgage loans held for sale	517.6	476.9
Other assets	71.8	61.6
	621.3	567.8
Total assets	$10,713.1	$10,202.5
LIABILITIES
Homebuilding:
Accounts payable	$451.9	$480.3
Accrued expenses and other liabilities	847.7	875.0
Notes payable	3,548.0	3,323.6
	4,847.6	4,678.9
Financial Services:
Accounts payable and other liabilities	47.0	44.7
Mortgage repurchase facility	397.5	359.2
	444.5	403.9
Total liabilities	5,292.1	5,082.8
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 373,741,449 shares issued and 366,541,378 shares outstanding at March 31, 2015 and 371,786,765 shares issued and 364,586,694 shares outstanding at September 30, 2014	3.7	3.7
Additional paid-in capital	2,671.3	2,613.7
Retained earnings	2,875.2	2,630.5
Treasury stock, 7,200,071 shares at March 31, 2015 and September 30, 2014, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	2.2	2.2
Total stockholders’ equity	5,418.1	5,115.8
Noncontrolling interests	2.9	3.9
Total equity	5,421.0	5,119.7
Total liabilities and equity	$10,713.1	$10,202.5
7

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$2,318.8	$1,680.0	$4,559.4	$3,310.8
Land/lot sales and other	19.7	16.6	32.1	21.5
	2,338.5	1,696.6	4,591.5	3,332.3
Cost of sales:
Home sales	1,861.9	1,302.8	3,659.9	2,569.5
Land/lot sales and other	17.6	12.6	28.0	16.9
Inventory and land option charges	12.5	4.4	18.6	7.1
	1,892.0	1,319.8	3,706.5	2,593.5
Gross profit:
Home sales	456.9	377.2	899.5	741.3
Land/lot sales and other	2.1	4.0	4.1	4.6
Inventory and land option charges	(12.5)	(4.4)	(18.6)	(7.1)
	446.5	376.8	885.0	738.8
Selling, general and administrative expense	242.4	187.9	480.4	371.3
Other (income)	(4.5)	(2.8)	(10.1)	(6.1)
Homebuilding pre-tax income	208.6	191.7	414.7	373.6
Financial Services:
Revenues, net of recourse expense	59.5	38.4	109.2	73.3
General and administrative expense	40.7	30.2	78.6	60.0
Interest and other (income)	(2.7)	(2.0)	(5.5)	(4.7)
Financial services pre-tax income	21.5	10.2	36.1	18.0
Income before income taxes	230.1	201.9	450.8	391.6
Income tax expense	82.2	70.9	160.4	137.5
Net income	$147.9	$131.0	$290.4	$254.1
Basic:
Net income per share	$0.40	$0.40	$0.79	$0.79
Weighted average number of common shares	365.8	324.3	365.4	323.7
Diluted:
Net income per share	$0.40	$0.38	$0.79	$0.73
Numerator for diluted income per share after assumed conversions	$147.9	$137.9	$290.4	$267.8
Adjusted weighted average number of common shares	369.4	366.3	368.8	365.4
Other Consolidated Financial Data:
Interest charged to cost of sales	$35.6	$26.9	$69.2	$52.2
Depreciation and amortization	$13.1	$8.9	$25.4	$16.7
Interest incurred	$42.6	$49.5	$83.0	$98.8

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2015	2014
	(In millions)
OPERATING ACTIVITIES
Net income	$290.4	$254.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	25.4	16.7
Amortization of discounts and fees	2.7	20.8
Stock based compensation expense	22.4	10.8
Excess income tax benefit from employee stock awards	(6.7)	(1.9)
Deferred income taxes	17.4	16.7
Inventory and land option charges	18.6	7.1
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(375.6)	(336.4)
Increase in residential land and lots – developed, under development, held for development and held for sale	(71.2)	(226.8)
(Increase) decrease in other assets	(11.1)	40.2
(Increase) decrease in mortgage loans held for sale	(40.7)	52.6
Decrease in accounts payable, accrued expenses and other liabilities	(40.4)	(119.7)
Net cash used in operating activities	(168.8)	(265.8)
INVESTING ACTIVITIES
Purchases of property and equipment	(24.0)	(32.8)
Increase in restricted cash	(0.4)	(2.0)
Net principal increase of other mortgage loans and real estate owned	(4.9)	(1.7)
Payments related to acquisition of a business	—	(34.5)
Net cash used in investing activities	(29.3)	(71.0)
FINANCING ACTIVITIES
Proceeds from notes payable	1,350.3	497.0
Repayment of notes payable	(1,098.3)	(163.6)
Proceeds from stock associated with certain employee benefit plans	21.0	29.6
Excess income tax benefit from employee stock awards	6.7	1.9
Cash dividends paid	(45.7)	(12.1)
Net cash provided by financing activities	234.0	352.8
INCREASE IN CASH AND CASH EQUIVALENTS	35.9	16.0
Cash and cash equivalents at beginning of period	661.8	977.4
Cash and cash equivalents at end of period	$697.7	$993.4

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended March 31,				Six Months Ended March 31,
	2015		2014		2015		2014
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,481	$394.7	1,056	$290.5	2,451	$654.8	1,732	$482.0
Midwest	571	218.0	424	152.3	911	341.3	647	238.4
Southeast	3,216	835.2	2,365	592.1	5,443	1,404.1	3,979	1,001.4
South Central	3,812	904.0	2,857	626.5	6,178	1,472.8	4,736	1,040.7
Southwest	447	99.3	443	95.7	757	168.8	673	145.4
West	1,608	715.6	1,424	632.9	2,765	1,233.2	2,256	985.2
	11,135	$3,166.8	8,569	$2,390.0	18,505	$5,275.0	14,023	$3,893.1

HOMES CLOSED
	Three Months Ended March 31,				Six Months Ended March 31,
	2015		2014		2015		2014
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,018	$278.8	763	$203.2	2,106	$576.7	1,505	$393.3
Midwest	402	145.0	284	99.9	767	274.7	582	205.7
Southeast	2,518	644.8	1,891	464.8	4,898	1,260.4	3,737	912.1
South Central	2,709	619.8	1,948	421.9	5,264	1,192.5	3,954	842.4
Southwest	313	70.9	305	63.1	643	146.3	644	133.8
West	1,283	559.5	1,003	427.1	2,538	1,108.8	1,960	823.5
	8,243	$2,318.8	6,194	$1,680.0	16,216	$4,559.4	12,382	$3,310.8

SALES ORDER BACKLOG
	As of March 31,
	2015		2014
	Homes	Value	Homes	Value
East	1,796	$494.8	1,222	$346.2
Midwest	671	257.8	521	192.0
Southeast	3,446	934.4	3,052	793.0
South Central	4,272	1,072.0	3,479	794.0
Southwest	539	118.6	504	107.8
West	1,453	696.8	1,281	590.5
	12,177	$3,574.4	10,059	$2,823.5